Exhibit 99.1


                 'Energized' Results for National Beverage Corp.

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 13, 2006--National Beverage Corp. (AMEX:FIZ) again reports growth of revenues and earnings.

     -- 2006 fiscal earnings were $22.2 million or $.59 EPS on revenues of $516.8 million, while earnings for the prior year were $16.9 million or $.45 EPS on revenues of $495.6 million.

     -- 2006 fiscal fourth quarter earnings were $5.7 million on revenues of $133.4 million, a 71% increase on earnings of $3.3 million for the prior year. Revenues for the comparable period were $120.7 million.

     "Much is happening at National Beverage to be pleased about. Notwithstanding the weather events of our first quarter and the combined energy and raw material cost increases...the second, third and fourth quarter results made this a great year for our Company," stated Nick A. Caporella, Chairman and Chief Executive Officer.
     "Our focus on internal product development has never been stronger and we will be introducing a female line extension of our Rip It energy beverage in a few weeks," continued Caporella.
     "In addition, we are near the launch of a new 'segment' of Wellness, and are progressing with good and fun alternatives in the children's beverage category...which have the potential to deliver superior margins outside the traditional carbonated soft drink marketplace," Caporella stated.
     "Also, at this writing, we have initiated the new introduction of a dynamic energy drink. Created to 'refill' a need within the traditional DSD system, this new beverage is sure to 'FREEK OUT' its competition," continued Caporella.
     "As stated before, we have much to be pleased about as we begin our new fiscal year...and dynamically continue our transformation into the beverage company of...tomorrow!" concluded Caporella.
     National Beverage is a UNIQUE BEVERAGE COMPANY that innovates and produces energy drinks, powders, soft drinks, bottled waters, juices and juice products, and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R) and Rip It(R).
     Fun, Flavor and Vitality...the National Beverage Way.

                             National Beverage Corp.
                 Consolidated Results for the Fiscal Year Ended
                        April 29, 2006 and April 30, 2005
                    (in thousands, except per share amounts)

                                                Fiscal Year Ended
                                              ----------------------

                                               April 29,   April 30,
                                                2006(a)      2005
                                              ----------  ----------


Net Sales                                      $516,802    $495,572
                                              ==========  ==========

Net Income                                      $22,226     $16,886
                                              ==========  ==========

Net Income Per Share:
     Basic                                         $.59        $.45
                                              ==========  ==========
     Diluted                                       $.58        $.44
                                              ==========  ==========

Average Common Shares Outstanding:
     Basic                                       37,806      37,579
                                              ==========  ==========
     Diluted                                     38,288      38,254
                                              ==========  ==========

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings and the Company undertakes no obligation to update the forward-looking statements.

     (a) Amounts for the fiscal year ended April 29, 2006 are pending completion of audit.

     CONTACT: National Beverage Corp., Fort Lauderdale
              Grace A. Keene, 954-581-0922